UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

HealthSport, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23100	22-2649848
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6429 Independence Avenue Woodland Hills, CA	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 593-4880

10130 Mallard Creed Road, Suite 331 Charlotte, NC 28262
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

HealthSport, Inc. (“we,” “us,” “our” or the “Company”) filed a report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on November 2, 2009 regarding the replacement of our public accounting firm. This amended report (i) clarifies that our former independent registered public accounting firm resigned, (ii) provides additional description concerning our former independent registered public accounting firm’s going concern qualification issued in connection with their opinions in each of our annual reports for the years ended December 31, 2007 and December 31, 2008, and (iii) corrects certain date references.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Previous independent registered public accounting firm

On September 14, 2009, Creason & Associates, PLLC, or Creason, resigned as our independent registered public accounting firm.

Creason’s reports on our consolidated financial statements for each of our fiscal years ended December 31, 2007 and December 31, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Creason did, however, qualify its opinion in each of our annual reports for the years ended December 31, 2007 and December 31, 2008 by stating that our historical operating losses, negative cash flow from operations and working capital deficits raised substantial doubt regarding our ability to continue as a going concern, but that the financial statements included in those annual reports did not include any adjustment that may arise as a result of these conditions.

During the years ended 2007 and 2008 and the interim period between December 31, 2008 and September 14, 2009, there were no disagreements between our company and Creason on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Creason’s satisfaction, would have caused Creason to make reference to the subject matter of the disagreement in connection with its report for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Creason with a copy of the disclosures made in this report before this report was filed with the SEC. We requested that Creason furnish a letter addressed to the SEC stating whether or not it agrees with the above statements that are related to Creason. A copy of that letter dated November 9, 2009 is attached as Exhibit 16.1 hereto.

(b) New independent registered public accounting firm

On October 26, 2009 we engaged Rose, Snyder & Jacobs, or RSJ, to serve as our independent registered public accounting firm for fiscal 2009. The engagement of RSJ was approved by our board of directors.

During the years ended December 31, 2007 and December 31, 2008 and through October 26, 2009, neither our company nor anyone acting on our behalf consulted RSJ with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of Creason & Associates, P.L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2009

HealthSport, Inc.

By: /s/ M.E. Hank Durschlag
Chief Executive Officer